Exhibit 10.2

EMPLOYEE AND COST SHARING AGREEMENT

This EMPLOYEE AND COST SHARING AGREEMENT (the “Agreement”), dated as of the [●] day of [●], 2020, is made and entered into by and among Belpointe, LLC, a Connecticut limited liability company (together with its Subsidiaries, Associates and Affiliates “Belpointe”), Belpointe PREP, LLC, a Delaware limited liability company (the “Company”), Belpointe PREP OC, LLC, a Delaware limited liability company (the “Operating Company,” and together with the Company, their respective Subsidiaries, Associates and Affiliates the “Company Group”), and Belpointe PREP Manager, LLC, a Delaware limited liability company (the “Manager”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Liability Company Agreement of the Company, dated as of [●] [●], 2020.

WHEREAS, the Manager has entered into that certain Management Agreement with the Company Group, dated as of [●] [●], 2020 (the “Management Agreement”), pursuant to which the Manager will provide certain management services to the Company Group, as described in the Management Agreement (the “Services”);

WHEREAS, in order for Manager to reduce expenses and enjoy greater operating efficiencies, (i) Belpointe will share certain employees (the “Shared Employees”) employed by Belpointe, and (ii) the Manager or the Company Group, as applicable, shall reimburse Belpointe for certain costs associated with the Shared Employees;

WHEREAS, Belpointe and the Manager have agreed to share office space, supplies, equipment, furniture, and other agreed upon resources (the “Shared Resources”) and that the Manager or the Company Group, as applicable, will reimburse Belpointe for certain costs incurred by the Manager with respect to the Shared Resources; and

WHEREAS, Belpointe, the Company Group and the Manager desire to enter into this Agreement to set forth the terms under which Belpointe and the Manager will share the Shared Employees and Shared Resources, and the Manager or the Company Group, as applicable, will reimburse Belpointe in connection therewith.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Article I
USE OF EMPLOYEES

Section 1.1                  Use of Shared Employees.

(a)                 Shared Employees. Belpointe agrees to make available to the Manager, and the Manager agrees to accept access to, the Shared Employees for purposes of performing the Services. Belpointe and the Manager shall use reasonable efforts to jointly resolve any work priority or performance conflicts with respect to the Shared Employees, and any conflicts that cannot be resolved jointly will be resolved by Belpointe in its reasonable discretion.

(b)                Employment Status.

(i)                  For such time as any Shared Employees are shared under this Agreement, (x) the Shared Employees will remain employees of Belpointe and shall not be deemed to be employees of the Manager for any purpose, and (y) Belpointe shall be solely responsible for the payment and provision of all wages, including, but limited to, compensation, bonuses and commissions (collectively, “Wages”), employee benefits, including, but not limited to, pension and welfare benefits, health insurance and other fringe benefits, severance benefits, and workers’ compensation insurance (collectively, “Benefits”), and the withholding and payment of applicable payroll taxes (collectively, “Taxes”) relating to such Shared Employees. The Manager shall not directly pay or provide any Wages or Benefits to the Shared Employees, but rather the Manager or the Company Group, as applicable, shall reimburse Belpointe hereunder for Wages, Benefits and Taxes paid by Belpointe in accordance with Section 1.3 of this Agreement.

(ii)                Nothing contained in this Agreement shall require Belpointe to maintain the employment of any Shared Employee. If any Shared Employee is terminated or ceases for any reason to be employed by Belpointe (including the elimination of such position), then:

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(A)               If the Manager determines that the remaining Shared Employees will be unable to perform the activities related to performing the Services in a manner acceptable to the Manager, it shall notify Belpointe, and Belpointe shall undertake to retain additional employees with such skills and qualifications as the Manager deems necessary. Such retained employees shall be treated as Shared Employees for purposes of this Agreement.

(B)               If the Manager determines that the remaining Shared Employees will be able to perform the Services in a manner acceptable to the Manager, such Shared Employees shall continue to so perform such activities.

(C)               Belpointe may designate a substitute Shared Employee, who shall, upon such designation, become a Shared Employee for purposes of this Agreement. If the Manager determines that such designated employee is inadequate for the performance of the Services, the Manager shall notify Belpointe and the provisions of Section 1.1(b)(iii)(A) shall apply.

(c)                 Intellectual Property.

(i)                  All writings, works of authorship, technology, inventions, discoveries, ideas and other work product of any nature whatsoever, that any Shared Employee creates, prepares, produces, authors, edits, amends, conceives or reduces to practice, either individually or jointly with others, in performing the Services and relating solely to the business or contemplated business, research or development of the Company Group shall be the sole and exclusive property of the Manager and its respective assigns, free from any encumbrance, claim, lien for balance due or rights of retention by Belpointe.

Section 1.2                  Sharing of Resources. In performing work for the Manager, the Shared Employees may use Shared Resources.

Section 1.3                  Reimbursement. The Manager or the Company Group, as applicable, will reimburse Belpointe for their allocable share of (i) all direct and indirect costs related to Shared Employees, including Wages, Benefits, Taxes, and allocable overhead or operational costs, as further described below, and (ii) Shared Resources provided by Belpointe, without any mark-up or profit margin to Belpointe.

(a)                 Employment Costs. The Manager or the Company Group, as applicable, shall reimburse Belpointe for their allocable portion of all employment costs incurred by Belpointe with respect to the Shared Employees in accordance with Schedule I of this Agreement. Such costs shall include, but are not limited to, the allocable portion of Wages, Benefits, and Taxes of the Shared Employees.

(b)                Indirect Costs. The Manager or the Company Group, as applicable, shall reimburse Belpointe for their allocable portion of indirect costs incurred by Belpointe with respect to the Shared Employees and any Shared Resources otherwise used by the Manager in performing the Services. These indirect costs may include, but are not limited to, costs related to Shared Resources and administrative expenses (including, but not limited to, human resources, payroll, legal, investor relations, information technology, finance, corporate and government affairs expenses). Indirect costs incurred by Belpointe shall be allocated between Belpointe and the Manager or the Company Group, as applicable, in the manner set forth in Schedule I attached hereto.

(c)                 Process for and Timing of Reimbursement. Unless otherwise agreed, within 20 calendar days after the end of each calendar month, Belpointe will submit to the Manager or the Company Group, as applicable, a schedule of employment costs described in Section 1.3(a) and indirect costs described in Section 1.3(b) related to the Shared Employees and Shared Resources used by the Manager in performing the Services during that month. The Manager or the Company Group, as applicable, shall reimburse Belpointe for all scheduled amounts upon receipt of the applicable invoice.

(d)                Reimbursements not Treated as Gross Income. For the avoidance of doubt, the reimbursements described in this Section 1.3 shall be treated for U.S. federal income tax purposes as if the applicable expenses were incurred directly by Belpointe, and the Manager or the Company Group, as applicable, shall not treat any such expense as an item of deduction, nor the reimbursed amount as an item of income.

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Article II

MISCELLANEOUS

Section 2.1                  Liability.

(a)                 None of the members, principals, managers, officers, employees or agents of Belpointe, nor their respective Associates or Affiliates, shall have any liability to the Manager or the Company Group for any action taken, or for refraining from the taking of any action, by any Shared Employee utilized by the Manager in good faith pursuant to this Agreement.

(b)                The Manager agrees to indemnify Belpointe, any member, principal, manager, officer, employee or agent thereof, and their respective Associates and Affiliates, against any and all losses, claims, liabilities, suits, damages, proceedings or expenses (including reasonable attorneys’ fees and expenses) of a third party arising from or as a result of the use of the Shared Employees or Shared Resources by the Manager.

(c)                 Belpointe agrees to indemnify the Manager and any member, principal, manager, officer, employee or agent thereof, and their respective Associates and Affiliates, against any and all losses, claims, liabilities, suits, damages, proceedings or expenses (including reasonable attorneys’ fees and expenses) of a third party arising from or as a result of Belpointe’s willful misfeasance or gross negligence in the performance of its duties hereunder.

(d)                The indemnities set forth in this Section 2.1 shall survive the termination of this Agreement.

Section 2.2                  Termination. Each of Belpointe and the Manager shall have the right to terminate this Agreement at any time. Any termination of this Agreement shall in no way be deemed to effect a release of the Manager or the Company Group, as applicable, from their obligations to pay Belpointe any reimbursement due for expenses associated with the Shared Employees’ performance of activities or the Manager’s use of Shared Resources described herein prior to the date of such termination.

Section 2.3                  Entire Agreement. This Agreement, in coordination with the Management Agreement, sets forth the entire agreement and understanding among the parties with reference to the transactions contemplated hereby and thereby and supersedes any and all other oral or written agreements heretofore made.

Section 2.4                  Severability. If any provision of this Agreement or the application of any provision hereof to any person or in any circumstances is held invalid, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected unless the provision held invalid shall substantially impair the benefits of the remaining portions of this Agreement. To the extent permitted by law, the parties hereto hereby waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

Section 2.5                  Consent to Jurisdiction.

(a)                 Each party hereto hereby irrevocably submits to the nonexclusive jurisdiction of any Connecticut state or federal court sitting in Fairfield County in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Connecticut state court or, to the extent permitted by law, in such federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each party hereto irrevocably consents to the service of any and all process in any such action or proceeding by the mailing, or delivery, of copies of such process to such party. Each party agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)                Nothing in this Section 2.5 shall affect the right of any party to serve legal process in any other manner permitted by law.

(c)                 Waiver of Jury Trial. The parties hereto each waive their respective rights to a trial by jury of any claim or cause of action based upon or arising out of or related to this Agreement, or the transactions contemplated hereby, in any action, proceeding or other litigation of any type brought by any of the parties against

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any other party or parties, whether with respect to contract claims, tort claims, or otherwise. The parties hereto each agree that any such claim or cause of action shall be tried by a court trial without a jury. Without limiting the foregoing, the parties further agree that their respective right to a trial by jury is waived by operation of this Section 2.5 as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Agreement or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Agreement.

Section 2.6                  Amendments. This Agreement may be amended from time to time by parties in a writing signed by each such party to this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or to terminate this Agreement.

Section 2.7                  Inspection and Audit Rights.

(a)                 Belpointe, on reasonable prior notice, shall permit any representative of the Manager (each a “Manager Representative”), during Belpointe’s normal business hours, to examine all the books of account, records (including computer records), reports and other papers of Belpointe relating to the Shared Employees, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by a Manager Representative, to discuss Belpointe’s affairs, finances and accounts relating to the Shared Employees with Belpointe’s officers, employees and independent public accountants (and by this provision Belpointe hereby authorizes said accountants to discuss with such Manager Representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by the Manager of any right under this Section 2.7(a) shall be borne by such party.

(b)                The Manager, on reasonable prior notice, shall permit any representative of Belpointe (each a “Belpointe Representative”), during the Manager’s normal business hours to examine all the books of account, records (including computer records), reports and other papers of the Manager relating to the Shared Employees, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by a Belpointe Representative, to discuss the Manager’s affairs, finances and accounts relating to the Shared Employees with the Manager’s officers, employees and independent public accountants (and by this provision the Manager hereby authorizes said accountants to discuss with such Belpointe Representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any expense incident to the exercise by Belpointe of any right under this Section 2.7(b) shall be borne by such party.

Section 2.8                  Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

Section 2.9                  Captions. Captions to Articles, Sections and subsections of this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

Section 2.10               Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment is required to be made is not a business day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding business day.

Section 2.11               No Third-Party Beneficiaries. This Agreement is solely for the benefit of the Manager, the Company Group and Belpointe and no other party; provided, however, that the members, principals, managers, officers, employees and agents of Belpointe and the Manager, and their respective Associates and Affiliates, shall be third party beneficiaries of Section 2.1.

Section 2.12               Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, without giving effect to principles of conflicts of law.

Section 2.13               Counterparts. This Agreement and any amendment hereof may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date and year first above written.

BELPOINTE, LLC

By:
Name:	Brandon E. Lacoff
Title:	Manager

BELPOINTE PREP MANAGER, LLC

By:
Name:	Brandon E. Lacoff
Title:	Manager

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Schedule I
Reimbursement

The Manager’s allocable share of employment costs and indirect costs described in Section 1.3 shall be determined by the parties in the manner set forth below, or by any other reasonable method determined by the parties.

Unless otherwise agreed, employment costs and indirect costs incurred by a party shall be allocated between the Manager and Belpointe using a reasonable allocation key that takes into account the activities giving rise to such employment costs and indirect costs and the extent to which such activities relate to the Services or to the business activities of Belpointe. Such allocation keys may include, but shall not be limited to, (i) the percentage of Shared Employee time relating to the Services, on the one hand, and the percentage of Shared Employee time relating to the activities of Belpointe, on the other hand, and (ii) departmental headcount.